                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 17, 2002 relating to the financial statements and financial statement schedules, which appears in Verity, Inc.'s Annual Report on Form 10-K for the year ended May 31, 2002.


\s\ PricewaterhouseCoopers LLP

San Jose, California
September 16, 2002